UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2023

MICT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35850	27-0016420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 9, 2023 (“Effective Date”), MICT, Inc., a Delaware corporation (“MICT” or the “Company”) and MICT Fintech Ltd., an indirect wholly-owned subsidiary of the Company organized under the laws of the British Virgin Islands (“MICT Fintech”) purchased from Dozy Mmobuosi 100% of the ordinary shares of Tingo Foods PLC (“Tingo Foods”) (the “Acquisition”). Mr. Mmobuosi is the majority shareholder, Chairman and Chief Executive Officer of Tingo, Inc., a Nevada corporation. Tingo, Inc. currently owns (i) 25,783,675 shares of MICT common stock equal to approximately 19.9% of the total issued and outstanding MICT common stock; (ii) 2,604.28 shares of MICT Series A Preferred Stock convertible into 26,042,808 shares of MICT common stock equal to approximately 20.1% of the total issued and outstanding MICT common stock; and (iii) 33,687.21 shares of MICT Series B Preferred Stock convertible into 336,872,138 shares of MICT common stock equal to approximately 35% of the total issued and outstanding MICT common stock.

As consideration for the Acquisition, MICT agreed to pay Mr. Mmobuosi, a purchase price equal to the cost value of Tingo Foods’ stock, which will be satisfied by the issuance of a secured promissory note (“Promissory Note”) in the amount of US$204,000,000. The Promissory Note is for a terms of two years with an interest rate of 5%. MICT Fintech agreed to certain covenants with respect to its ability to incur additional debt or create additional liens. The Acquisition will not result in any new issuance of MICT common stock, nor of any instruments convertible into shares of MICT.

The parties additionally agreed that Mr. Mmobuosi, as the owner of the real property on which the business of Tingo Foods is located and operates, to finance and complete construction of the building, and for MICT and Tingo Foods to fit out the building and premises, including the installation of mechanized equipment, for the specialized operations of a large food processing facility. Lastly, Mr. Mmobuosi will also provide MICT and Tingo Foods with a long-term lease with respect to the real property.

Item 8.01 Other Events.

Also, MICT issued a press release announcing the Acquisition. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2023

MICT, INC.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Chief Executive Officer

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